State of Florida

Department of State

I certify the attached is a true and correct copy of the Articles of Amendment, filed on December 30, 2004, effective January 5, 2005, to Articles of Incorporation for VISUAL DATA CORPORATION which changed its name to ONSTREAM MEDIA CORPORATION, a Florida corporation, as shown by the records of this office.

I further certify the document was electronically received under FAX audit number H04000255769. This certificate is issued in accordance with section 15.16, Florida Statutes, and authenticated by the code noted below

The document number of this corporation is P93000035279.

Authentication Code: 804A00072220-123004-P93000035279-1/1

Given under my hand and the
Great Seal of the State of Florida,
at Tallahassee, the Capital, this the
Thirtieth day of December, 2004

Glenda E. Hood

Glenda E. Hood
Secretary of State

FLORIDA DEPARTMENT OF STATE
Glenda E. Hood
Secretary of State

December 30, 2004

ONSTREAM MEDIA CORPORATION
1291 SW 29TH AVE
POMPANO BEACH, FL 33069US

Re: Document Number P93000035279

The Articles of Amendment to the Articles of Incorporation for VISUAL DATA CORPORATION which changed its name to ONSTREAM MEDIA CORPORATION, a Florida corporation, were filed on December 30, 2004, effective January 5, 2005.

The certification requested is enclosed. To be official, the certification for a certified copy must be attached to the original document that was electronically submitted and filed under FAX audit number H04000255769.

Should you have any question regarding this matter, please telephone (850) 245-6050, the Amendment Filing Section.

Carol Mustain
Document Specialist
Division of Corporations Letter Number: 804A00072220

ARTICLES OF AMENDMENT
TO THE ARTICLES OF INCORPORATION
OF
VISUAL DATA CORPORATION

Pursuant to Section 607.1006 of the Florida Business Corporation Act, the undersigned, being the President of VISUAL DATA CORPORATION, a Florida corporation (the "Corporation") bearing document number P93000035279 certifies:

FIRST: That pursuant to unanimous written consent of the Board of Directors of the Corporation dated October 15, 2004, the Board of Directors approved the Amendment to the Corporation's Articles of Incorporation as follows:

Article I of the Corporation's Articles of Incorporation shall be deleted in its entirety and replaced with the following:

ARTICLE I
<u>NAME</u>

The name of the Corporation shall be ONSTREAM MEDIA CORPORATION.

SECOND: An annual meeting of shareholders of the Corporation was held on December 15, 2004, at which time the foregoing amendment was approved by the Board of Directors and submitted to the Corporation's shareholders and adopted by the holders of a majority of the outstanding voting power of the Corporation. The number of votes cast for the amendment to the Corporation's Articles of Incorporation was sufficient for approval.

THIRD: The Articles of Amendment to the Articles of Incorporation shall be effective as of January 5, 2005.

IN WITNESS WHEREOF, the undersigned, being the President of this Corporation, has executed these Articles of Amendment this 30th day of December 2004.

VISUAL DATA CORPORATION

Randy Selman
President and Chief Executive Officer